UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2017

Walter Investment Management Corp.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001- 13417	13-3950486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Virginia Drive, Suite 100

Fort Washington, PA 19034

(Address of principal executive offices, including zip code)

(844) 714-8603

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 13, 2017, Walter Investment Management Corp. (the “Company”) entered into a commitment letter (the “Commitment Letter”) with Barclays Bank PLC (“Barclays”). Pursuant to the Commitment Letter, Barclays has agreed to increase the financing available to the Company under the following facilities (each, a “Facility” and together, the “Facilities”):

(1) the Amended and Restated Master Repurchase Agreement, dated as of April 23, 2015 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Ditech Facility”), among Barclays, as purchaser and agent, and Ditech Financial LLC, as seller, and

(2) the Amended and Restated Master Repurchase Agreement, dated as of May 22, 2017 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “RMS Facility”), among Reverse Mortgage Solutions, Inc., as a seller, RMS REO BRC, LLC, as a seller, and Barclays, as purchaser and agent.

Barclays has committed to provide the Company with an upsize of the Facilities (the “Upsize”) with a maximum increase amount of $300,000,000 (the “Commitment”) on the terms and subject to the conditions set forth in the Commitment Letter, with a closing date any time between the date of the Commitment Letter and January 25, 2018 (such date, the “Closing Date”). The Company may effectuate the Upsize as an increase of up to $150,000,000 (increasing the committed portion of the facility from $100,000,000 to $250,000,000) to the Ditech Facility and up to $150,000,000 (increasing the committed portion of the facility from $300,000,000 to $450,000,000) to the RMS Facility, up to a total (across both Facilities) of $300,000,000. In conjunction with any amendment to effectuate the Upsize, the termination date of each Facility being amended will be extended to August 25, 2018, provided that, after May 21, 2018, the Maximum Aggregate Purchase Price (as such term is defined on the date hereof in the RMS Facility or the Ditech Facility, as applicable) will equal the amount of the Upsize with respect to the related Facility.

The Company has experienced reductions in availability under its warehouse and advance facilities, through reductions in the Company’s advance rates, changes to the terms of such facilities and otherwise, which has negatively impacted the Company’s available liquidity and capital resources. The Upsize is expected to better position the Company to ensure it has sufficient liquidity in the near-term, though no assurance can be given that the Company will be successful in maintaining adequate financing capacity with its current or prospective lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2017	Walter Investment Management Corp.

	By:	/s/ Gary L. Tillett
Gary L. Tillett, Executive Vice President and Chief Financial Officer